Exhibit 15.13

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

This is a digital representation of a DeGolyer and MacNaughton report.

This file is intended to be a manifestation of certain data in the subject report and as such are subject to the same conditions thereof. The information and data contained in this file may be subject to misinterpretation; therefore, the signed and bound copy of this report should be considered the only authoritative source of such information.

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

REPORT

as of

MARCH 31, 2022

on

RESERVES and REVENUE

of

CERTAIN FIELDS

in

INDIA

with interests attributable to

CAIRN OIL & GAS, DIVISION OF VEDANTA LIMITED

SEC CASE

DEGOLYER AND MACNAUGHTON

TABLE of CONTENTS

Page

FOREWORD	1

Scope of Investigation	1
Authority	4
Source of Information	4

DEFINITION of RESERVES	5

ESTIMATION of RESERVES	10

VALUATION of RESERVES	13

Discussion of Fiscal Terms	14
RJ-ON-90/1 PSC (Rajasthan)	14
CB/OS-2 PSC (Cambay)	14
KG-ONN-2003/1 PSC (Nagayalanka)	15
PKGM-1 PSC (Ravva)	15
AA-ONHP-2018/01 RSC (Hazarigaon)	15

SUMMARY and CONCLUSIONS	17

TABLES
Table 1 – Working Interests and Contract Expiration Dates
Table 2 – Gross Proved Reserves
Table 3 – Net Proved Reserves
Table 4 – Reconciliation of Net Proved Reserves
Table 5 – Standardized Measure of Discounted Future Net Cash Flows and Changes therein relating to Proved Reserves
Table 6 – Summary of Net Reserves and Future Net Revenue
Table 7 – Projection of Proved Developed Reserves and Future Net Revenue, CB/OS-2 PSC
Table 8 – Projection of Total Proved Reserves and Future Net Revenue, CB/OS-2PSC
Table 9 – Projection of Proved Developed Reserves and Future Net Revenue, KG-ONN-2003/1 PSC
Table 10 – Projection of Total Proved Reserves and Future Net Revenue, KG ONN-2003/1 PSC
Table 11 – Projection of Proved Developed Reserves and Future Net Revenue, RJ ON-90/1 PSC
Table 12 – Projection of Total Proved Reserves and Future Net Revenue, RJ ON-90/1 PSC
Table 13 – Projection of Proved Developed Reserves and Future Net Revenue, PKGM-1 PSC
Table 14 – Projection of Total Proved Reserves and Future Net Revenue, PKGM-1 PSC
Table 15 – Projection of Proved Developed Reserves and Future Net Revenue, AA-ONHP-2018/01 RSC
Table 16 – Projection of Total Proved Reserves and Future Net Revenue, AA-ONHP-2018/01 RSC

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

REPORT

as of

MARCH 31, 2022

on

RESERVES and REVENUE

of

CERTAIN FIELDS

in

INDIA

with interests attributable to

CAIRN OIL & GAS, DIVISION OF VEDANTA LIMITED

SEC CASE

FOREWORD

Scope of Investigation

This report presents estimates, as of March 31, 2022, of the extent and value of the proved oil, condensate, and sales gas reserves of certain fields in India in which Cairn Oil & Gas, Division of Vedanta Limited (Cairn) has represented it holds an interest under the terms of various production sharing contracts (PSC) and revenue sharing contracts (RSC) with the government of India (GOI). Table 1 presents a listing of the properties evaluated along with contract type, interest evaluated, and expiration of each license area.

Estimates of reserves presented in this report have been prepared in compliance with the regulations promulgated by the United States Securities and Exchange Commission (SEC). These reserves definitions are discussed in detail in the Definition of Reserves section of this report.

Reserves estimated in this report are expressed as gross reserves and net reserves. Gross reserves are defined as the total estimated petroleum remaining to be produced from these properties after March 31, 2022. Net reserves are defined as that portion of the gross reserves attributable to the interests held by Cairn after deducting all interests held by others.

DEGOLYER AND MACNAUGHTON	2

Certain properties in which Cairn has represented that it holds an interest are subject to the terms of various PSCs and RSCs. The terms of the PSC agreements generally allow for working interest participants (the Contractor) to be reimbursed for portions of capital costs and operating expenses and to share in the profits. The reimbursements and profit proceeds are converted to a barrel of oil equivalent or standard cubic foot of gas equivalent by dividing by product prices to estimate the “entitlement quantities.” These entitlement quantities are equivalent in principle to net reserves and are used to calculate an equivalent net share, termed an “entitlement interest.” In this report, Cairn’s net reserves or interest for certain properties subject to PSC agreements is the entitlement based on Cairn’s working interest. A RSC refers to an agreement between the Contractor and the government whereby the Contractor bears all exploration risks and production and development costs in return for a stipulated share of revenue. In this report, Cairn’s net reserves or interest for certain properties subject to RSC agreements is equivalent to Cairn’s working interest. A detailed explanation of these agreements is included in the Valuation of Reserves section of this report.

The fields evaluated herein are located in the CB/OS-2 PSC (3 fields), the KG-ONN-2003/1 PSC (1 field), the RJ-ON-90/1 PSC (18 fields), the PKGM-1 PSC (1 field), and the AA-ONHP-2018/01 RSC (1 field).

The CB-X, Gauri, and Lakshmi fields are located in the CB/OS-2 PSC (Cambay), the Nagayalanka field is located in the KG ONN-2003/1 PSC (Nagayalanka), the Aishwariya, Aishwariya Barmer Hill, Bhagyam, GS-V, Guda, Kaameshwari-1, Kaameshwari West-2, Mangala, N-E, N-I, Raagashwari Oil, Raagashwari Deep Gas, Saraswati, Saraswati-4 Basement, Shakti, and Tukarum fields are located in the RJ ON 90/1 PSC (Rajasthan), the Ravva field is located in the PKGM-1 PSC (Ravva), and the Hazarigaon field is located in the AA-ONHP-2018/01 RSC (Hazarigaon).

DEGOLYER AND MACNAUGHTON	3

The net entitlement interests for the properties evaluated in this report were calculated for each block and may change from year to year depending on changes to the estimated costs projected for each field, the timing of production, and price assumptions. Estimates of the entitlement interest for the total proved reserves for each block are as follows:

	Net Entitlement Interest
Contract Area	Oil and Condensate (percent)	Sales Gas (percent)

CB/OS-2 PSC	23.40	23.42
KG-ONN-2003/1 PSC	48.67	48.68
RJ-ON-90/1 PSC	38.95	38.99
PKGM-1 PSC	7.97	7.81
AA-ONHP-2018/01 RSC	100.00	100.00

This report presents values for proved reserves that were estimated using prices, expenses, and costs provided by Cairn. Future prices were estimated using guidelines established by the SEC and the Financial Accounting Standards Board (FASB). Prices, expenses, and costs were provided in Indian rupees (INR) or United States dollars (U.S.$). At the request of Cairn, an exchange rate of INR75.59 per U.S.$1.00 was used. All values were estimated in INR and U.S.$, and all prices, expenses, costs, and revenue shown in this report are expressed in INR and U.S.$. A detailed explanation of the future price, expense, and cost assumptions is included in the Valuation of Reserves section of this report.

Values for proved reserves in this report are expressed in terms of future gross revenue, future net revenue, and present worth. Future gross revenue is defined as that revenue which will accrue to the evaluated interests from the production and sale of the estimated net reserves. Future net revenue is calculated by deducting cash royalties, production taxes (termed “cess”), operating expenses, capital costs, and Indian income tax from future gross revenue. Operating expenses include field operating expenses, workover costs, compression costs, and all other direct costs specified by Cairn. Capital costs include such items as platforms, pipelines, wells, compressors, and abandonment fund payments. Abandonment costs are represented by Cairn to be inclusive of those costs associated with the removal of equipment, plugging of wells, and reclamation and restoration associated with the abandonment. Present worth is defined as future net revenue discounted at a specified arbitrary discount rate compounded monthly over the expected period of realization. Present worth should not be construed as fair market value because no consideration was given to additional factors that influence the prices at which properties are bought and sold. In this report, present worth values using a nominal discount rate of 10 percent are reported.

Estimates of reserves and revenue should be regarded only as estimates that may change as further production history and additional information become available. Not only are such estimates based on that information which is currently available, but such estimates are also subject to the uncertainties inherent in the application of judgmental factors in interpreting such information.

DEGOLYER AND MACNAUGHTON	4

Authority

This report was authorized by Mr. Brian W. Horn, Interim Head – Reserves & Resources and Exploration Assurance, Cairn Oil & Gas, Division of Vedanta Limited.

Source of Information

Information used in the preparation of this report was obtained from Cairn. In the preparation of this report we have relied, without independent verification, upon information furnished by Cairn with respect to the property interests being evaluated, production from such properties, current costs of operation and development, current prices for production, agreements relating to current and future operations and sale of production, and various other information and data that were accepted as represented. A field examination was not considered necessary for the purposes of this report.

DEGOLYER AND MACNAUGHTON	5

DEFINITION of RESERVES

Petroleum reserves included in this report are classified as proved. Only proved reserves have been evaluated for this report. Reserves classifications used in this report are in accordance with the reserves definitions of Rules 4–l0(a) (1)–(32) of Regulation S–X of the SEC. Reserves are judged to be economically producible in future years from known reservoirs under existing economic and operating conditions and assuming continuation of current regulatory practices using conventional production methods and equipment. In the analyses of production-decline curves, reserves were estimated only to the limit of economic rates of production under existing economic and operating conditions using prices and costs consistent with the effective date of this report, including consideration of changes in existing prices provided only by contractual arrangements but not including escalations based upon future conditions. The petroleum reserves are classified as follows:

Proved oil and gas reserves – Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

DEGOLYER AND MACNAUGHTON	6

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Probable reserves – Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

DEGOLYER AND MACNAUGHTON	7

(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

(iv) See also guidelines in paragraphs (iv) and (vi) of the definition of possible reserves.

Possible reserves – Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

DEGOLYER AND MACNAUGHTON	8

(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi) Pursuant to paragraph (iii) of the proved oil and gas reserves definition, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

Developed oil and gas reserves – Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

DEGOLYER AND MACNAUGHTON	9

(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped oil and gas reserves – Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances justify a longer time.

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in [section 210.4–10 (a) Definitions], or by other evidence using reliable technology establishing reasonable certainty.

The extent to which probable and possible reserves ultimately may be reclassified as proved reserves is dependent upon future drilling, testing, and well performance. The degree of risk to be applied in evaluating probable and possible reserves is influenced by economic and technological factors as well as the time element. No probable or possible reserves have been evaluated for this report.

DEGOLYER AND MACNAUGHTON	10

ESTIMATION of RESERVES

Estimates of reserves were prepared by the use of appropriate geologic, petroleum engineering, and evaluation principles and techniques that are in accordance with the reserves definitions of Rules 4–10(a) (1)–(32) of Regulation S–X of the SEC and with practices generally recognized by the petroleum industry as presented in the publication of the Society of Petroleum Engineers entitled “Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information (revised June 2019) Approved by the SPE Board on 25 June 2019.” The method or combination of methods used in the analysis of each reservoir was tempered by experience with similar reservoirs, stage of development, quality and completeness of basic data, and production history.

Based on the current stage of field development, production performance, the development plans provided by Cairn, and analyses of areas offsetting existing wells with test or production data, reserves were classified as proved developed or proved undeveloped.

The proved undeveloped reserves estimates were based on opportunities identified in the plan of development provided by Cairn.

Cairn has represented that its senior management is committed to the development plan provided by Cairn and that Cairn has the financial capability to execute the development plan, including the drilling and completion of wells and the installation of equipment and facilities.

The volumetric method was used to estimate the original oil in place (OOIP) and original gas in place (OGIP). Structure maps were prepared to delineate each reservoir, and isopach maps were constructed to estimate reservoir volume. Electrical logs, radioactivity logs, core analyses, and other available data were used to prepare these maps as well as to estimate representative values for porosity and water saturation. When adequate data were available and when circumstances justified, material-balance methods were used to estimate OOIP or OGIP.

Estimates of ultimate recovery were obtained after applying recovery factors to OOIP and OGIP. These recovery factors were based on consideration of the type of energy inherent in the reservoirs, analyses of the petroleum, the structural positions of the properties, and the production histories. When applicable, material balance and other engineering methods were used to estimate recovery factors based on an analysis of reservoir performance, including production rate, reservoir pressure, and reservoir fluid properties.

DEGOLYER AND MACNAUGHTON	11

For depletion-type reservoirs or those whose performance disclosed a reliable decline in producing-rate trends or other diagnostic characteristics, reserves were estimated by the application of appropriate decline curves or other performance relationships. In the analyses of production-decline curves, reserves were estimated only to the limits of economic production as defined in the Definition of Reserves section of this report or the expiration of the fiscal agreement, as appropriate.

In certain cases, reserves were estimated by incorporating elements of analogy with similar wells or reservoirs for which more complete data were available.

Data provided by Cairn from wells drilled through March 31, 2022, and made available for this evaluation were used to prepare the reserves estimates herein. These reserves estimates were based on consideration of production data through March 31, 2022. Cumulative production, as of March 31, 2022, was deducted from the estimated gross ultimate recovery to estimate gross reserves.

Oil and condensate reserves estimated herein are to be recovered by normal field separation and are expressed in millions of barrels (106bbl). In these estimates, 1 barrel equals 42 United States gallons. For reporting purposes, oil and condensate reserves have been estimated separately and are presented herein as a summed quantity.

Gas quantities estimated herein are expressed as sales gas. Sales gas is defined as the total gas to be produced from the reservoirs, measured at the point of delivery, after reduction for fuel usage, flare, and shrinkage resulting from field separation and processing. Gas reserves estimated herein are reported as sales gas. Gas quantities are expressed at a temperature base of 60 degrees Fahrenheit (°F) and at a pressure base of 14.7 pounds per square inch absolute (psia). Gas quantities included in this report are expressed in billions of cubic feet (109ft3).

DEGOLYER AND MACNAUGHTON	12

Gas quantities are identified by the type of reservoir from which the gas will be produced. Nonassociated gas is gas at initial reservoir conditions with no oil present in the reservoir. Associated gas is both gas-cap gas and solution gas. Gas-cap gas is gas at initial reservoir conditions and is in communication with an underlying oil zone. Solution gas is gas dissolved in oil at initial reservoir conditions. Gas quantities estimated herein include both associated and nonassociated gas.

At the request of Cairn, sales gas reserves estimated herein were converted to oil equivalent using an energy equivalent factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent.

Reserves estimated herein were forecast on a fiscal-year basis starting April 1 of each year and ending March 31 of the following calendar year.

Reserves were forecast to the expiration of each contract area. The expiration date for each contract area is as follows:

Contract Area	Expiration Date
CB/OS-2 PSC	June 29, 2023
KG-ONN-2003/1 PSC	September 24, 2031
RJ-ON-90/1 PSC	May 14, 2030
PKGM-1 PSC	October 27, 2029
AA-ONHP-2018/01 RSC	April 24, 2034

The gross and net proved reserves evaluated herein are presented in Tables 2 and 3, respectively. A reconciliation of the net proved oil and condensate and sales gas reserves, as of March 31, 2022, is shown in Table 4.

The estimated gross and net proved developed, proved undeveloped, and total proved reserves, as of March 31, 2022, of the properties evaluated herein are summarized as follows, expressed in millions of barrels (106bbl) and billions of cubic feet (109ft3):

Proved Developed				Proved Undeveloped				Total Proved
Oil and Condensate (10[6]bbl)		Sales Gas (10[9]ft3)		Oil and Condensate (10[6]bbl)		Sales Gas (10[9]ft3)		Oil and Condensate (10[6]bbl)		Sales Gas (10[9]ft3)
Gross	Net	Gross	Net	Gross	Net	Gross	Net	Gross	Net	Gross	Net

180.319	64.907	184.536	67.771	21.961	10.167	16.064	7.747	202.280	75.074	200.600	75.518

DEGOLYER AND MACNAUGHTON	13

VALUATION of RESERVES

Revenue values in this report were estimated using initial prices, expenses, and costs provided by Cairn. Future prices were estimated using guidelines established by the SEC and the FASB. An exchange rate of INR75.59 per U.S.$1.00 was used based on representation from Cairn that it was the prevailing exchange rate on March 31, 2022. The following economic assumptions were used for estimating the revenue values reported herein:

Oil and Condensate Prices

Cairn has represented that the oil and condensate prices were based on a reference price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period, unless prices are defined by contractual agreements. Cairn supplied differentials to a Brent price of U.S.$78.89 per barrel of oil and condensate and the prices were held constant thereafter. The volume-weighted average adjusted price attributable to the estimated proved reserves over the lives of the properties was U.S.$74.94 per barrel of oil and condensate.

Gas Prices

Cairn has represented that the gas prices are defined by contractual agreements based on specific market conditions. The volume-weighted average adjusted product price attributable to the estimated proved reserves was U.S.$11.16 per thousand cubic feet of gas. The average contract prices for each contract area were held constant for the lives of the properties.

DEGOLYER AND MACNAUGHTON	14

Operating Expenses, Capital Costs, and Abandonment Costs

Estimates of future operating expenses, capital costs, and abandonment costs were based on information provided by Cairn. This information included historical costs as well as operating expense and capital cost estimates for future development. Estimates of future operating expenses and capital costs, either higher or lower than the Cairn development plan estimates, may have been made to conform to the respective reserves cases. Abandonment costs, which are those costs associated with the removal of equipment, plugging of wells, and reclamation and restoration associated with the abandonment, were provided by Cairn for each field or contract area and were included as capital costs through escrow payments over the life of the remaining reserves. As of March 31, 2022, Cairn has represented that no additional funding for abandonment costs is required for the CB/OS-2 PSC. Estimates of operating expenses, capital costs, and abandonment costs provided by Cairn have been considered in determining the economic viability of the undeveloped reserves estimated herein. No escalation of operating expenses, capital costs, or abandonment costs have been applied.

Discussion of Fiscal Terms

RJ-ON-90/1 PSC (Rajasthan)

Cairn has represented that under the terms of the PSC signed with the GOI, the Contractor (Cairn and its partners) has the right to recover costs and share in the profit proceeds with the GOI. The Licensee, Oil and Natural Gas Corporation (ONGC), pays royalties of 20 percent on the wellhead value of oil and condensate sales and 10 percent on the wellhead value of gas sales. The Contractor is liable for a production tax (termed “cess”) of 20 percent ad valorem. Royalties and cess are considered allowable costs for cost recovery purposes. Profits are shared based on a sliding scale tied to the ratio of cumulative revenues divided by cumulative investments (exploration and development). Income taxes are assessable at statutory rates for domestic and foreign companies (Cairn’s interests are held by two entities: one domestic entity and one foreign entity).

CB/OS-2 PSC (Cambay)

Cairn has represented that under the terms of the PSC signed with the GOI, the Contractor has the right to recover costs and share in the profit proceeds with the GOI. The Contractor is not responsible for royalties or cess under the terms of this contract and the same are payable by Licensee (ONGC). Profits are shared based on a sliding scale tied to the after-tax rate of return. Income taxes are assessable at statutory rates for domestic companies.

DEGOLYER AND MACNAUGHTON	15

KG-ONN-2003/1 PSC (Nagayalanka)

Cairn has represented that under the terms of the PSC signed with the GOI, the Contractor has the right to recover costs with 95 percent of revenue limit and share in the profit proceeds with the GOI. The Contractor pays royalties of 12.5 percent ad valorem on the wellhead value of oil and condensate sales and 10 percent on the wellhead value of gas sales. Profits are shared based on a sliding scale tied to the ratio of cumulative revenues divided by cumulative investments (exploration and development). Income taxes are assessable at statutory rates for domestic companies.

PKGM-1 PSC (Ravva)

Cairn has represented that under the terms of the PSC signed with the GOI, the Contractor has the right to recover costs and share in the profit proceeds with the GOI. Royalties were paid at a rate of INR481 per metric ton for oil and 10 percent ad valorem of the wellhead value for gas sales until October 2019 (in accordance with the terms of the original PSC). Royalties after October 2019 (in accordance with the terms of the PSC extension) are paid at a rate of 10 percent on the wellhead value for oil and gas sales. Cess rates were INR900 per metric ton of oil until October 2019 (in accordance with the terms of the original PSC). Cess rates after October 2019 are paid at a rate of 20 percent ad valorem on the wellhead value of oil sales (in accordance with the terms of the PSC extension). Royalties and cess payments are deducted before profit sharing. Profits are shared based on a sliding scale tied to the after-tax rate of return. Income taxes are assessable at statutory rates for domestic companies.

AA-ONHP-2018/01 RSC (Hazarigaon)

Cairn has represented that under the terms of the RSC signed with the GOI, the Contractor is responsible for all production and development costs in return for a stipulated share of the revenue. This share of the state royalty is 12.5 percent for oil and 10 percent for gas. After deducting the royalty payment from the gross proceeds, the Contractor must pay an additional 40-percent royalty to the GOI. The remaining proceeds are retained by Cairn.

DEGOLYER AND MACNAUGHTON	16

The estimated future net revenue and present worth discounted at a rate of 10 percent to be derived from the production and sale of the net proved developed and total proved reserves, as of March 31, 2022, of the properties evaluated using the guidelines established by the SEC are summarized as follows, expressed in millions of Indian rupees (106INR) and millions of United States dollars (106U.S.$):

Proved Developed		Total Proved		Proved Developed		Total Proved
Future Net Revenue (10[6]INR)	Net Present Worth at 10 Percent (10[6]INR)	Future Net Revenue (10[6]INR)	Net Present Worth at 10 Percent (10[6]INR)	Future Net Revenue (10[6]U.S.$)	Net Present Worth at 10 Percent (10[6]U.S.$)	Future Net Revenue (10[6]U.S.$)	Net Present Worth at 10 Percent (10[6]U.S.$)

121,788	91,185	127,760	94,454	1,611	1,206	1,690	1,250

Standardized measure of discounted future net cash flows (SMV) and changes therein relating to proved reserves, as of March 31, 2022, are shown in Table 5. The SMV is the net present worth discounted at 10 percent. Table 6 presents a summary of net reserves and future net revenue. Tables 7 through 16 show the projection of proved developed and total proved reserves and future net revenue by contract area.

In our opinion, the information relating to estimated proved reserves, estimated future net revenue from proved reserves, and present worth of estimated future net revenue from proved reserves of oil, condensate, NGL, and gas contained in this report has been prepared in accordance with Paragraphs 932-235-50-4 through 932-235-50-7, 932-235-50-9, 932-235-50-30, and 932-235-50-31(a), (b), and (e) of the Accounting Standards Update 932-235-50, Extractive Industries – Oil and Gas (Topic 932): Oil and Gas Reserve Estimation and Disclosures (January 2010) of the FASB and Rules 4–10(a) (1)–(32) of Regulation S–X and Rules 302(b), 1201, 1202(a) (1), (2), (3), (4), (8)(i), (ii), and (v)–(x), and 1203(a) of Regulation S–K of the SEC; provided, however, that (i) future income tax expenses have not been taken into account in estimating the future net revenue and present worth values set forth herein and (ii) estimates of the proved developed and proved undeveloped reserves are not presented at the beginning of the year. This report does not include certain disclosures required by Item 1202 (a)(8) of Regulation S–K and is thus not to be used for inclusion in certain SEC filings.

To the extent the above-enumerated rules, regulations, and statements require determinations of an accounting or legal nature, we, as engineers, are necessarily unable to express an opinion as to whether the above-described information is in accordance therewith or sufficient therefor.

DEGOLYER AND MACNAUGHTON	17

SUMMARY and CONCLUSIONS

Cairn has represented that it holds an interest in certain properties located in India evaluated herein. The estimated net proved developed, proved undeveloped, and total proved reserves, as of March 31, 2022, of the properties evaluated herein are summarized as follows, expressed in millions of barrels (106bbl), billions of cubic feet (109ft3), and millions of barrels of oil equivalent (106boe):

	Net Reserves
	Oil and Condensate (10[6]bbl)	Sales Gas (10[9]ft3)	Oil Equivalent (10[6]boe)

Proved Developed	64.907	67.771	76.203
Proved Undeveloped	10.167	7.747	11.458

Total Proved	75.074	75.518	87.661

Notes:	Sales gas reserves estimated herein were converted to oil equivalent using an energy equivalent factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent.

The estimated present worth discounted at a rate of 10 percent attributable to Cairn’s interest in the proved developed and total proved reserves, as of March 31, 2022, of the properties evaluated using the guidelines established by the SEC is summarized as follows, expressed in millions of Indian rupees (106INR) and millions of United States dollars (106U.S.$):

	Present Worth at 10 Percent (10[6]INR)	Present Worth at 10 Percent (10[6]U.S.$)
Proved Developed	91,185	1,206
Total Proved	94,454	1,250

While the oil and gas industry may be subject to regulatory changes from time to time that could affect an industry participant’s ability to recover its reserves, we are not aware of any such governmental actions which would restrict the recovery of the March 31, 2022, estimated reserves.

DEGOLYER AND MACNAUGHTON	18

DeGolyer and MacNaughton is an independent petroleum engineering consulting firm that has been providing petroleum consulting services throughout the world since 1936. Our fees were not contingent on the results of our evaluation. This report has been prepared at the request of Cairn. DeGolyer and MacNaughton has used all assumptions, procedures, data, and methods that it considers necessary to prepare this report.

Submitted,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716

SIGNED: May 13, 2022

/s/ Federico Dordoni, P.E.
Federico Dordoni, P.E.
Senior Vice President
DeGolyer and MacNaughton

TABLE 1

WORKING INTERESTS and CONTRACT EXPIRATION DATES

as of

MARCH 31, 2022

for

CERTAIN AREAS

in

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

Country Area	Fiscal Regime	Working Interest (%)	Expiration Dates

India
CB/OS-2 PSC	PSC	40.0	June 29, 2023
KG-ONN-2003/1 PSC	PSC	49.0	September 24, 2031
RJ-ON-90/1 PSC	PSC	70.0	May 14, 2030
PKGM-1 PSC	PSC	22.5	October 27, 2029
AA-ONHP-2018/01 RSC	RSC	100.0	April 24, 2034

TABLE 2

GROSS PROVED RESERVES

as of

MARCH 31, 2022

CERTAIN FIELDS

in

INDIA

	Gross Reserves
	Proved Developed			Proved Undeveloped			Total Proved
Area Field	Oil and Condensate (10[6] bbl)	Sales Gas (10[9] ft3)	Oil Equivalent (10[6] boe)	Oil and Condensate (10[6] bbl)	Sales Gas (10[9] ft3)	Oil Equivalent (10[6] boe)	Oil and Condensate (10[6] bbl)	Sales Gas (10[9] ft3)	Oil Equivalent (10[6] boe)
CB/OS-2 PSC
CB-X	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
Gauri	0.696	0.814	0.832	0.408	0.133	0.430	1.104	0.947	1.262
Lakshmi	1.847	2.664	2.291	1.497	3.111	2.016	3.344	5.775	4.307

Total CB/OS-2 PSC	2.543	3.478	3.123	1.905	3.244	2.446	4.448	6.722	5.569

KG-ONN-2003/1 PSC
Nagayalanka	1.280	2.385	1.678	0.000	0.000	0.000	1.280	2.385	1.678

RJ-ON-90/1 PSC
Aishwariya	23.848	0.000	23.848	5.879	0.000	5.879	29.727	0.000	29.727
Aishwariya Barmer Hill	16.211	0.000	16.211	2.030	0.000	2.030	18.241	0.000	18.241
Bhagyam	26.981	0.000	26.981	4.747	0.000	4.747	31.728	0.000	31.728
GS-V	0.000	0.000	0.000	0.080	0.000	0.080	0.080	0.000	0.080
Guda	0.242	0.000	0.242	0.000	0.000	0.000	0.242	0.000	0.242
Kaameshwari-1	0.000	0.000	0.000	0.451	0.000	0.451	0.451	0.000	0.451
Kaameshwari West-2	0.100	0.000	0.100	0.000	0.000	0.000	0.100	0.000	0.100
Mangala	89.170	0.000	89.170	3.553	0.000	3.553	92.723	0.000	92.723
N-E	0.713	0.000	0.713	0.000	0.000	0.000	0.713	0.000	0.713
N-I	0.945	0.000	0.945	0.096	0.000	0.096	1.041	0.000	1.041
NL	0.197	0.000	0.197	0.000	0.000	0.000	0.197	0.000	0.197
Raageshwari Deep Gas	6.827	169.343	35.051	0.487	12.820	2.624	7.314	182.163	37.675
Raageshwari Oil	0.670	0.000	0.670	1.109	0.000	1.109	1.779	0.000	1.779
Raageahwari South-1	0.000	0.000	0.000	0.256	0.000	0.256	0.256	0.000	0.256
Saraswati	0.342	0.000	0.342	0.000	0.000	0.000	0.342	0.000	0.342
Saraswati-4 Basement	0.065	0.000	0.065	0.000	0.000	0.000	0.065	0.000	0.065
Shakti	0.000	0.000	0.000	0.248	0.000	0.248	0.248	0.000	0.248
Tukaram	0.000	0.000	0.000	1.120	0.000	1.120	1.120	0.000	1.120

Total RJ-ON-90/1 PSC	166.311	169.343	194.535	20.056	12.820	22.193	186.367	182.163	216.728

PKGM-1 PSC
Ravva	10.185	8.208	11.553	0.000	0.000	0.000	10.185	8.208	11.553

AA-ONHP-2018/01 RSC
Hazarigaon	0.000	1.122	0.187	0.000	0.000	0.000	0.000	1.122	0.187

Grand Total	180.319	184.536	211.076	21.961	16.064	24.639	202.280	200.600	235.715

Note:	Sales gas is converted to oil equivalent using an energy equivalent factor of 6,000 cubic feet of gas per 1 barrel of Oil equivalent.

TABLE 3

NET PROVED RESERVES

as of

MARCH 31, 2022

for

CERTAIN AREAS

in

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Net Reserves
	Proved Developed			Proved Undeveloped			Total Proved
Area	Oil and Condensate (10[6] bbl)	Sales Gas (10[9] ft3)	Oil Equivalent (10[6] boe)	Oil and Condensate (10[6] bbl)	Sales Gas (10[9] ft3)	Oil Equivalent (10[6] boe)	Oil and Condensate (10[6] bbl)	Sales Gas (10[9] ft3)	Oil Equivalent (10[6] boe)

CB/OS-2 PSC	0.595	0.815	0.731	0.446	0.759	0.572	1.041	1.574	1.303
KG-ONN-2003/1 PSC	0.623	1.161	0.817	0.000	0.000	0.000	0.623	1.161	0.817
RJ-ON-90/1 PSC	62.877	64.032	73.549	9.721	6.988	10.886	72.598	71.020	84.435
PKGM-1 PSC	0.812	0.641	0.919	0.000	0.000	0.000	0.812	0.641	0.919
AA-ONHP-2018/01 RSC	0.000	1.122	0.187	0.000	0.000	0.000	0.000	1.122	0.187

Total	64.907	67.771	76.203	10.167	7.747	11.458	75.074	75.518	87.661

Note:	Sales gas is converted to oil equivalent using an energy equivalent factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent.

TABLE 4

RECONCILIATION of NET PROVED RESERVES

as of

MARCH 31, 2022

for

CERTAIN AREAS

in

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

Proved Developed and Undeveloped	Oil and Condensate (10[6] bbl)	Sales Gas (10[9] ft3)	Oil Equivalent (10[6] boe)

Reserves as of March 31, 2021	104.301	109.771	122.596

Revisions	(10.232)	(14.571)	(12.660)
Improved Recovery	0.000	0.000	0.000
Purchases or (Sales) of Minerals in Place	0.000	0.000	0.000
Extensions and Discoveries	0.000	1.122	0.187
Annual Production	(18.995)	(20.804)	(22.462)

Proved Developed and Undeveloped Reserves as of March 31, 2022	75.074	75.518	87.661

Proved Developed Reserves
March 31, 2021	98.964	98.751	115.422
March 31, 2022	64.907	67.771	76.203

Note:	Sales gas is converted to oil equivalent using a factor of 6,000 cubic feet of gas per 1 barrel of oil equivalent.

TABLE 5

STANDARDIZED MEASURE of DISCOUNTED FUTURE NET CASH FLOWS and

CHANGES THEREIN relating to PROVED RESERVES

as of

MARCH 31, 2022

for

CERTAIN AREAS

in

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Total Proved (10[6] INR)	Total Proved (10[6] U.S.$)
Future cash inflows	489,013	6,469
Future production costs	258,748	3,423
Future development costs	46,791	619
Future income tax expenses	55,714	737
Future net cash flows	127,760	1,690
10% annual discount for estimated timing of cash flows	(33,306)	(440)
Standardized measure of discounted future net cash flows	94,454	1,250

The following are the principal sources of change in the standardized measure of discounted future net cash flows during Fiscal Year 2021:

Standardized Measure March 31, 2021	39,145	534
Sales and transfers of oil and gas produced, net of production costs	(65,680)	(869)
Net changes in prices and production costs	116,478	1,525
Extensions, discoveries and improved recovery	8	0
Development costs incurred during the period	10,590	140
Revisions of previous quantity estimates	(22,829)	(302)
Change in estimated development costs	45,813	606
Purchase or (Sales) of Minerals in Place	0	0
Accretion of discount	4,974	66
Net change in income taxes	(34,045)	(450)

Standardized Measure March 31, 2022	94,454	1,250

Notes:

1.	Indian Rupees (INR) ware converted to United States dollars (U.S.$) using an exchange rate of INR75.59 par U.S.$1.00.
2.	For FY2020, an exchange rate of INR74.81 per U.S.$1.00 was used.

TABLE 6

SUMMARY of NET RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2022

for

CERTAIN PROPERTIES

in

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Net Reserves		Future Gross	Royalty	Operating	Capital	Income	Future Net	Present Worth
Reserves Category	Oil (10[6] bbl)	Sales Gas (10[9] ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

Proved Developed	64.907	67.771	424,970	111,237	124,272	17,278	50,395	121,788	91,185
Proved Undeveloped	10.167	7.747	64,043	13,339	9,894	29,519	5,319	5,972	3,269

Total Proved	75.074	75.518	489,013	124,576	134,166	46,797	55,714	127,760	94,454

Note:	Capital costs include abandonment.

TABLE 7

PROJECTION OF PROVED DEVELOPED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2022

for

CERTAIN FIELDS

located in the

CB/OS-2 PSC

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Oil and Condensate		Sales Gas				Future Gross	Royalty	Operating	Capital	Income	Future Net	Present Worth
Fiscal Year	Gross (10[6] bbl)	Net (10[6] bbl)	Gross (10[9] ft3)	Net (10[9] ft3)	Oil Price (INR/ bbl)	Gas Price (INR/10[3] ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2022	1.932	0.454	2.664	0.627	5,665.47	377.95	2,811	0	542	126	730	1,413	1,340
2023	0.611	0.141	0.814	0.188	5,665.47	377.95	873	0	154	15	140	564	483
2024	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2025	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2026	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2027	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2028	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2029	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2036	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	2.543	0.595	3.478	0.815			3,684	0	696	141	870	1,977	1,823

Note:	The abandonment fund for the CB/OS-2 PSC has been fully funded.

TABLE 8

PROJECTION OF TOTAL PROVED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2022

for

CERTAIN FIELDS

located in the

CB/OS-2 PSC

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Oil and Condensate		Sales Gas				Future Gross	Royalty	Operating	Capital	Income	Future Net	Present Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2022	3.554	0.836	5.566	1.309	5,665.47	377.95	5,231	0	1,034	126	1,404	2,667	2,529
2023	0.894	0.205	1.156	0.265	5,665.47	377.95	1,263	0	223	15	206	819	702
2024	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2025	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2026	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2027	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2028	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2029	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2036	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	4.448	1.041	6.722	1.574			6,494	0	1,257	141	1,610	3,486	3,231

Note:	The abandonment fund for the CB/OS-2 PSC has been fully funded.

TABLE 9

PROJECTION OF PROVED DEVELOPED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2022

for the

NAGAYALANKA FIELD

located in the

KG-ONN-2003/1 PSC

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Oil and Condensate		Sales Gas				Future Gross	Royalty	Operating	Capital	Income	Future Net	Present Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2022	0.280	0.136	0.450	0.219	5,605.75	166.30	800	93	157	37	66	447	424
2023	0.217	0.106	0.364	0.177	5,605.75	166.30	621	72	132	33	53	331	284
2024	0.173	0.084	0.304	0.148	5,605.75	166.30	496	57	109	30	94	206	160
2025	0.142	0.069	0.265	0.129	5,605.75	166.30	409	47	93	28	74	167	117
2026	0.117	0.057	0.226	0.110	5,605.75	166.30	337	39	80	27	59	132	85
2027	0.100	0.049	0.204	0.099	5,605.75	166.30	289	33	71	26	49	110	63
2028	0.085	0.041	0.183	0.089	5,605.75	166.30	247	28	64	25	39	91	47
2029	0.073	0.036	0.164	0.080	5,605.75	166.30	212	25	58	24	32	73	35
2030	0.064	0.031	0.152	0.074	5,605.75	166.30	187	22	53	23	27	62	26
2031	0.029	0.014	0.073	0.036	5,605.75	166.30	85	10	25	11	9	30	12
2032	0.000	0.000	0.000	0.000	5,605.75	166.30	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2036	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	1.280	0.623	2.385	1.161			3,683	426	842	264	502	1,649	1,253

Note:	Capital costs include abandonment.

TABLE 10

PROJECTION OF TOTAL PROVED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2022

for the

NAGAYALANKA FIELD

located in the

KG-ONN-2003/1 PSC

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Oil and Condensate		Sales Gas				Future Gross	Royalty	Operating	Capital	Income	Future Net	Present Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2022	0.280	0.136	0.450	0.219	5,605.75	166.30	800	93	157	37	66	447	424
2023	0.217	0.106	0.364	0.177	5,605.75	166.30	621	72	132	33	53	331	284
2024	0.173	0.084	0.304	0.148	5,605.75	166.30	496	57	109	30	94	206	160
2025	0.142	0.069	0.265	0.129	5,605.75	166.30	409	47	93	28	74	167	117
2026	0.117	0.057	0.226	0.110	5,605.75	166.30	337	39	80	27	59	132	85
2027	0.100	0.049	0.204	0.099	5,605.75	166.30	289	33	71	26	49	110	63
2028	0.085	0.041	0.183	0.089	5,605.75	166.30	247	28	64	25	39	91	47
2029	0.073	0.036	0.164	0.080	5,605.75	166.30	212	25	58	24	32	73	35
2030	0.064	0.031	0.152	0.074	5,605.75	166.30	187	22	53	23	27	62	26
2031	0.029	0.014	0.073	0.036	5,605.75	166.30	85	10	25	11	9	30	12
2032	0.000	0.000	0.000	0.000	5,605.75	166.30	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2036	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	1.280	0.623	2.385	1.161			3,683	426	842	264	502	1,649	1,253

Note:	Capital costs include abandonment.

TABLE 11

PROJECTION OF PROVED DEVELOPED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2022

for

CERTAIN FIELDS

located in the

RJ-ON-90/1 PSC

RAJASTHAN STATE, INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Oil and Condensate		Sales Gas				Future Gross	Royalty	Operating	Capital	Income	Future Net	Present Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2022	34.540	12.962	35.618	13.367	5,665.47	879.87	85,198	22,970	20,211	5,427	11,228	25,362	24,040
2023	28.369	10.541	28.615	10.632	5,665.47	879.87	69,072	18,866	18,528	3,248	8,405	20,025	17,182
2024	23.514	8.701	23.721	8.778	5,665.47	879.87	57,018	15,638	15,839	1,818	6,848	16,875	13,107
2025	20.024	7.480	20.245	7.562	5,665.47	879.87	49,030	13,317	14,257	1,551	5,719	14,186	9,974
2026	17.359	6.557	17.619	6.655	5,665.47	879.87	43,004	11,544	13,161	1,347	4,875	12,077	7,686
2027	15.291	5.834	15.608	5.955	5,665.47	879.87	38,291	10,169	12,238	1,191	4,256	10,437	6,014
2028	13.611	5.262	13.916	5.380	5,665.47	879.87	34,544	9,052	11,646	1,064	3,733	9,049	4,720
2029	12.216	4.838	12.569	4.978	5,665.47	879.87	31,788	8,124	11,725	957	3,219	7,763	3,665
2030	1.387	0.702	1.432	0.725	5,665.47	879.87	4,614	922	2,982	109	0	601	256
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2036	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	166.311	62.877	169.343	64.032			412,559	110,602	120,587	16,712	48,283	116,375	86,644

Note:	Capital costs Include abandonment.

TABLE 12

PROJECTION OF TOTAL PROVED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2022

for

CERTAIN FIELDS

located in the

RJ-ON-90/1 PSC

RAJASTHAN STATE, INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Oil and Condensate		Sales Gas				Future Gross	Royalty	Operating	Capital	Income	Future Net	Present Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2022	38.664	16.141	39.056	16.305	5,665.47	879.87	105,795	25,713	22,163	24,596	12,076	21,247	20,139
2023	33.557	13.228	31.614	12.462	5,665.47	879.87	85,910	22,317	20,956	12,647	9,673	20,317	17,433
2024	26.950	9.919	25.726	9.469	5,665.47	879.87	64,528	17,923	17,220	2,141	7,814	19,430	15,092
2025	22.638	8.405	21.662	8.043	5,665.47	879.87	54,696	15,055	15,316	1,782	6,400	16,143	11,350
2026	19.173	7.207	18.660	7.014	5,665.47	879.87	47,000	12,751	13,984	1,504	5,282	13,479	8,578
2027	16.520	6.278	16.392	6.230	5,665.47	879.87	41,052	10,986	12,857	1,295	4,477	11,437	6,589
2028	14.514	5.594	14.520	5.596	5,665.47	879.87	36,614	9,652	12,162	1,138	3,859	9,803	5,112
2029	12.899	5.097	13.053	5.158	5,665.47	879.87	33,415	8,578	12,207	1,013	3,281	8,336	3,935
2030	1.452	0.729	1.480	0.743	5,665.47	879.87	4,782	966	3,055	115	0	646	277
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2036	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	186.367	72.598	182.163	71.020			473,782	123,941	129,920	46,231	52,862	120,838	88,505

Note:	Capital costs Include abandonment.

TABLE 13

PROJECTION OF PROVED DEVELOPED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2022

for the

RAVVA FIELD

located in the

PKGM-1 PSC

BAY OF BENGAL, INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Oil and Condensate		Sales Gas				Future Gross	Royalty	Operating	Capital	Income	Future Net	Present Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2022	3.628	0.263	3.590	0.261	5,665.47	332.60	1,579	51	546	24	296	662	628
2023	2.298	0.174	1.915	0.145	5,665.47	332.60	1,032	51	397	20	167	397	340
2024	1.496	0.121	1.122	0.091	5,665.47	332.60	715	0	316	20	110	269	209
2025	1.013	0.091	0.675	0.060	5,665.47	332.60	534	0	281	20	64	169	118
2026	0.701	0.064	0.418	0.038	5,665.47	332.60	376	0	200	20	42	114	73
2027	0.497	0.046	0.255	0.024	5,665.47	332.60	270	0	142	20	28	80	46
2028	0.363	0.035	0.158	0.015	5,665.47	332.60	201	0	103	20	19	59	30
2029	0.189	0.018	0.075	0.007	5,665.47	332.60	105	0	54	11	12	28	13
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2036	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	10.185	0.812	8.208	0.641			4,812	102	2,039	155	738	1,778	1,457

Note:	The abandonment fund for the PKGM-1 PSC has been fully funded.

TABLE 14

PROJECTION OF TOTAL PROVED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2022

for the

RAVVA FIELD

located in the

PKGM-1 PSC

BAY OF BENGAL, INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Oil and Condensate		Sales Gas				Future Gross	Royalty	Operating	Capital	Income	Future Net	Present Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2022	3.628	0.263	3.590	0.261	5,665.47	332.60	1,579	51	546	24	296	662	628
2023	2.298	0.174	1.915	0.145	5,665.47	332.60	1,032	51	397	20	167	397	340
2024	1.496	0.121	1.122	0.091	5,665.47	332.60	715	0	316	20	110	269	209
2025	1.013	0.091	0.675	0.060	5,665.47	332.60	534	0	281	20	64	169	118
2026	0.701	0.064	0.418	0.038	5,665.47	332.60	376	0	200	20	42	114	73
2027	0.497	0.046	0.255	0.024	5,665.47	332.60	270	0	142	20	28	80	46
2028	0.363	0.035	0.158	0.015	5,665.47	332.60	201	0	103	20	19	59	30
2029	0.189	0.018	0.075	0.007	5,665.47	332.60	105	0	54	11	12	28	13
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2036	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	10.185	0.812	8.208	0.641			4,812	102	2,039	155	738	1,778	1,457

Note:	The abandonment fund for the PKGM-1 PSC has been fully funded.

TABLE 15

PROJECTION OF PROVED DEVELOPED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2022

for the

HAZARIGAON FIELD

located in the

AA-ONHP-2018/01 RSC

INDIA

with Interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Oil and Condensate		Sales Gas				Future Gross	Royalty	Operating	Capital	Income	Future Net	Present Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2022	0.000	0.000	0.274	0.274	5,665.47	204.85	56	26	23	1	1	5	5
2023	0.000	0.000	0.848	0.848	5,665.47	204.85	176	81	85	5	1	4	3
2024	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2025	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2026	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2027	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2028	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2029	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2036	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	0.000	0.000	1.122	1.122			232	107	108	6	2	9	8

Note:	Capital costs include abandonment.

TABLE 16

PROJECTION OF TOTAL PROVED RESERVES and FUTURE NET REVENUE

as of

MARCH 31, 2022

for the

HAZARIGAON FIELD

located in the

AA-ONHP-2018/01 RSC

INDIA

with interests held by

CAIRN OIL & GAS, DIVISION of VEDANTA LIMITED

	Oil and Condensate		Sales Gas				Future Gross	Royalty	Operating	Capital	Income	Future Net	Present Worth
Fiscal Year	Gross (10[6]bbl)	Net (10[6]bbl)	Gross (10[9]ft3)	Net (10[9]ft3)	Oil Price (INR/bbl)	Gas Price (INR/10[3]ft3)	Revenue (10[6] INR)	and Cess (10[6] INR)	Expenses (10[6] INR)	Costs (10[6] INR)	Tax (10[6] INR)	Revenue (10[6] INR)	at 10 Percent (10[6] INR)

2022	0.000	0.000	0.274	0.274	5,665.47	204.85	56	26	23	1	1	5	5
2023	0.000	0.000	0.848	0.848	5,665.47	204.85	176	81	85	5	1	4	3
2024	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2025	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2026	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2027	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2028	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2029	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2030	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2031	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2032	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2033	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2034	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2035	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0
2036	0.000	0.000	0.000	0.000	—	—	0	0	0	0	0	0	0

Total	0.000	0.000	1.122	1.122			232	107	108	6	2	9	8

Note:	Capital costs include abandonment.